                                                                    EXHIBIT 4.10



                          INSTRUMENT OF RESIGNATION,
                          APPOINTMENT AND ACCEPTANCE



          INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this "Instrument" ) entered into as of the 1st day of October, 1988 among Hexcel Corporation, a Delaware corporation (the "Issuer"), The Bank of California, N.A., a national banking association incorporated under the laws of the United States ("BCAL"), and Bankers Trust Company of California, N.A., a national banking association incorporated under the laws of the United States, ("Bankers").

                            W I T N E S S E T H

          WHEREAS, the Issuer and BCAL entered into a certain Indenture dated as of August 1, 1986 (the "Indenture") with respect to the issuance of $35,000,000.00 principal amount of 7% Convertible Subordinated Debentures Due 2011 (the "Securities"), $34,950,000.00 of which are outstanding;

          WHEREAS, BCAL has been acting as Trustee under the Indenture;

          WHEREAS, Section 9.10 of the Indenture provides that BCAL may resign at any time and be discharged of the trust created by the Indenture by giving written notice thereof to the Issuer and by mailing notice of resignation to the holders of Securities;

          WHEREAS, BCAL, pursuant to the provisions of Section 9.10 Of the Indenture, has given such written notice to the Issuer on the 9th day of March, 1988, a copy of which is attached hereto as Exhibit A, and has mailed such notice of its resignation as Trustee under the Indenture to the security holders in accordance with the provisions of the Indenture, a copy of which is attached hereto as Exhibit B, which resignation shall create a vacancy in the office of the Trustee;

          WHEREAS, Section 9.10 of the Indenture further provides that the Issuer shall promptly appoint a successor Trustee to fill the vacancy in the office of Trustee under the Indenture;

          WHEREAS, the Issuer wishes to appoint Bankers as successor Trustee under the Indenture;

          WHEREAS, Bankers is willing to accept such appointment as successor Trustee on the terms and conditions set forth herein and under the Indenture; and




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          WHEREAS, Bankers is qualified and eligible to act as successor Trustee under the Indenture.

          NOW, THEREFORE, pursuant to the provisions of the Indenture and in consideration of the covenants herein contained, it is agreed among the Issuer, BCAL and Bankers as follows:

          1. The Issuer hereby accepts the resignation of BCAL as Trustee and, pursuant to the authority vested in it by Section 9.10 of the Indenture and by resolution of its board of directors dated 23 August 1988, a copy of which is attached as Exhibit D, hereby appoints Bankers as successor Trustee under the Indenture, with all the estate, properties, rights, powers, trusts, duties and obligations heretofore vested in BCAL as Trustee under the Indenture. BCAL's resignation as Trustee and Bankers' appointment and acceptance as successor Trustee, shall be effective as of the opening of business on the date first above written upon the execution and delivery hereof by each of the parties hereto.

          2. The Issuer hereby designates the corporate trust office of BCAL presently located at 400 California Street, San Francisco, CA 94145 as the office or agency of the Issuer in San Francisco, California where the Securities may be presented for exchange, conversion, registration of transfer and payment and as the office where notices and demands to or upon the Issuer in respect of the Indenture or Securities may be served.

          3.   The Issuer represents and warrants that:

               (a) It is validly organized and existing under the laws of the state of its incorporation;

               (b) the Securities were validly and lawfully issued;

               (c) it has performed or fulfilled each covenant, agreement and condition on its part to be performed or fulfilled under the Indenture;

               (d) it has no knowledge of the existence of any default, or Event of Default (as defined in the Indenture), or any event which upon notice or passage of time or both would become an Event of Default, under the Indenture;

               (e) it has not appointed any paying agents under the Indenture other than BCAL and The Bank of California New York Trust Company;



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               (f) it will continue to perform the obligations undertaken by it under the Indenture; and

               (g) promptly after the execution and delivery of this Instrument, it will mail or cause to be mailed to each security holder a Notice of Appointment of Successor Trustee, a form of which is attached hereto as Exhibit c.

          4.   BCAL represents and warrants to Bankers that:

               (a) It has made, or promptly will make available to Bankers originals of all documents relating to the trust created by the Indenture and all information in the possession of its Corporate Trust Department relating to the administration and status thereof and will furnish to Bankers any of such documents or information Bankers may select;

               (b) to the best of the knowledge of the Officers of BCAL assigned to its Corporate Trust Department, no default, or Event of Default (as defined in the Indenture), or any event which upon notice or lapse of time or both would become an Event of Default under the Indenture, exists;

               (c) it has lawfully and fully discharged its duties as Trustee under the Indenture; and

               (d) no covenant or condition contained in the Indenture has been waived by BCAL or by the security holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

          BCAL further agrees to indemnify Bankers and save Bankers harmless from and against any and all costs, claims, liabilities, losses or damages whatsoever (including reasonable fees and disbursements of counsel, auditors or other agents or experts) to the extent not otherwise reimbursed by the Issuer to Bankers, which Bankers may suffer or incur as a result of, or arising out of, Bankers' accepting the appointment and acting as successor Trustee or any other duties or obligations under the Indenture, but in each case only to the extent that such costs, claims, liabilities, losses or damages arise out of or are as a result of or are in connection with or are alleged to arise out of or to be the result of or to be in connection with BCAL'S actions or omissions in the performance by BCAL of its duties as Trustee.

          BCAL agrees in addition to indemnify Bankers and save Bankers harmless from any and all costs, claims, liabilities, losses or damages (including reasonable fees and disbursements of counsel, auditors or other EXPERTS) arising out of or as a result of or in connection with any omissions from or inaccuracies in the registry books relating to the Securities



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("Securities Register"). BCAL agrees to investigate from time to time as Bankers may reasonably request, at the expense of the Issuer or, if the Issuer fails to pay, at the expense of BCAL, the completeness or accuracy of any information in the Securities Register which relates to any transaction occurring prior to the appointment of Bankers as Trustee for the Securities.

          5. Bankers represents that it is qualified and eligible to act as Trustee under the provisions of the Indenture.

          6. Bankers hereby accepts its appointment as successor Trustee under the Indenture and accepts the trust created thereby, and assumes all rights, powers, duties and obligations of the Trustee under the Indenture. Bankers will perform said trust and will exercise said rights, powers, duties and obligations upon the terms and conditions set forth in the Indenture.

          7. BCAL hereby accepts the designation of its corporate trust office as the office or agency of the Issuer in San Francisco, California where the Securities may be presented for exchange, conversion, registration of transfer and payment and as the office where notices and demands to or upon the Issuer in respect of the Indenture or the Securities may be served. In accepting such appointment as paying agent of the Issuer, BCAL further agrees to execute and deliver to Bankers an instrument pursuant to Section 6.04 of the Indenture.

          8. Pursuant to the written request of Bankers and the Issuer hereby made, BCAL, upon payment of its outstanding charges, receipt of which is hereby acknowledged, confirms, assigns, transfers and sets over to Bankers, as successor Trustee under the Indenture, upon the trust expressed in the Indenture, any and all moneys and all the rights, powers, trusts, duties and obligations which BCAL now holds as trustee under and by virtue of the Indenture.

          9. The Issuer, for the purpose of more fully and certainly vesting in and confirming to Bankers, as successor Trustee under the Indenture, said rights, powers, duties, trusts and obligations, at the request of Bankers, hereby joins in the execution hereof.

          10. The Issuer and BCAL hereby agree, upon the request of Bankers, to execute, acknowledge and deliver such further instruments of conveyance and assurance and to do such other things as may be required for more fully and certainly vesting and confirming in Bankers all of the properties, rights, powers, duties and obligations of BCAL as Trustee under the Indenture.



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          11.  Terms not otherwise defined in this Instrument shall have the definitions given thereto in the Indenture.

          12. The effect and meaning of this Instrument and the rights of all parties hereunder shall be governed by, and construed in accordance with, the laws of the State of California.

          13. This Instrument may be simultaneously executed in any number of counterparts. Each such counterpart so executed shall be deemed to be an original, but all together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, Hexcel Corporation has caused this Instrument to be executed and acknowledged by one of its officers duly authorized, its corporate seal to be affixed hereunto, and the same to be attested by its secretary or one of its assistant secretaries; BcAL has caused this Instrument to be executed and acknowledged by one of its vice presidents, its corporate seal to be affixed hereunto, and the same to be attested by one of its assistant secretaries; and Bankers Trust Company of California, N.A. has caused this Instrument to be executed and acknowledged by one of its vice presidents, its corporate seal to be affixed hereunto, and the same to be attested by one of its assistant secretaries, as of the day and year first above written.


                                   HEXCEL CORPORATION
[Seal]


                                   By:
                                        ----------------------------
                                        Its:  Vice President
Attest:

- -------------------------------
Its:  Assistant Secretary

                                   THE BANK OF CALIFORNIA, N.A.
[Seal]


                                   By:
                                        ----------------------------
                                        Its:  Vice President

Attest:

- -------------------------------
Its:



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

                                   BANKERS TRUST COMPANY OF
                                   CALIFORNIA, N .A.

[Seal]


                                   By:
                                        ----------------------------
                                        Its:  Vice President

Attest:

- -------------------------------
Its:



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

                                                                       EXHIBIT A



                                        March 9, 1988



Hexcel Corporation
Attention:  Mr. Christopher Ward
630 California Street
San Francisco, CA  94108

Re:  NOTICE OF RESIGNATION OF TRUSTEE,
     $34,950,000 Principal Amount
     HEXCEL CORPORATION
     7% Convertible Subordinated Debentures Due 2011

Dear Chris:

NOTICE IS HEREBY GIVEN, pursuant to Section 9.10 of the Indenture (the "Indenture") dated as of August 1, 1986, by and between Hexcel Corporation and The Bank of California, N.A., as Trustee, that The Bank of California, N.A. has resigned as Trustee because of the existence of a conflict of interest as defined in Section 9.08 of the Indenture. The Bank of California, N.A., however, will continue to act as Paying Agent, Transfer Agent and Registrar for subject Debentures.

Such resignation as Trustee shall take effect immediately upon appointment of a successor trustee pursuant to Section 9.10 of the Indenture.

                                        Very truly yours,


                                        The Bank of California, N.A., as Trustee


                                        BY: _______________________________
                                             Assistant Vice President

                                                                       EXHIBIT B



                              NOTICE OF RESIGNATION
                                   OF TRUSTEE

                                To the Holders of


                 7% Convertible Subordinated Debentures Due 2011
                         Issued by Hexcel Corporation


          NOTICE IS HEREBY GIVEN that, pursuant to Section 9.10 of the Indenture dated as of August 1, 1986, under which the above mentioned Debentures were issued, the undersigned has resigned as Trustee effective October 1, 1988.


                              THE BANK OF CALIFORNIA, N.A.


Dated:___________________, 1988

                                                                       EXHIBIT C


                              NOTICE OF APPOINTMENT
                              OF SUCCESSOR TRUSTEE


                                To the Holders of

                 7% Convertible Subordinated Debentures Due 2011
                          Issued by Hexcel Corporation

          NOTICE IS HEREBY GIVEN that Hexcel Corporation (the "Company") has received a notice of resignation from The Bank of California, N.A. as Trustee, under the Indenture dated as of August 1, 1986 (the "Indenture"), such resignation to be effective October 1, 1988.

          NOTICE IS HEREBY FURTHER GIVEN that pursuant to Section 9 .10 of the Indenture, the Company has appointed Bankers Trust Company of California, N.A., as successor Trustee under the Indenture. Bankers Trust Company of California, N.A. has, pursuant to Section 9.11 of the Indenture, accepted such appointment to be effective October 1, 1988. The address of the Corporate Trust and Agency Group West office of the Bankers Trust Company of California, N.A., successor Trustee is 50 Fremont Street, San Francisco, California 94105.

          NOTICE IS HEREBY FURTHER GIVEN that pursuant to Section 6.02 of the Indenture, the Company has designated The Bank of California, N.A. as its paying agent and its office or agency in the city of San Francisco, California where said Securities may be presented for exchange, conversion, registration of transfer or payment as provided in the Indenture and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served. The address of The Bank of California, N.A. is 400 California Street, San Francisco, CA 94104. The Company's designated office or agency in the city of New York, New York remains The Bank Of California New York Trust Company whose address is 20 Exchange Place, New York, NY 10005. Securities being sent to such offices or agencies for exchange, conversion, registration of transfer or payment should be sent to the following address:

            BY MAIL                                    BY HAND

1.   The Bank of                        1.   The Bank of
      California, N.A.                        California, N.A.
     400 California Street                   400 California Street
     San Francisco, CA 94104                 San Francisco, CA 94104

2.   The Bank of California             2.   The Bank of California
      New York Trust Company                  New York Trust Company
     20 Exchange Place                       20 Exchange Place
     New York, NY 10005                      New York, NY 10005




                                        HEXCEL CORPORATION

Dated: ________________, 1988

                         RESOLUTION RE SUCCESSOR TRUSTEE
                         INDENTURE DATED AUGUST 1, 1986




          The following is a true copy of resolutions duly adopted on the 23rd of August, 1988, by the Board of Directors of Hexcel Corporation.

          "RESOLVED, that any officer of this Company is hereby authorized to accept the resignation of the Bank of California, N.A. as Trustee under the Company's Indenture, dated as of August 1, 1986, to appoint the Bankers Trust Company of California, N.A., as successor Trustee under said Indenture and to appoint the Bank of California, N.A. as paying agent and the Company's office or agency in San Francisco, California for the payment of, registration of, and services of notices in connection with, the Securities under said Indenture; and

          "FURTHER RESOLVED, that any officer of this Company is hereby authorized to enter into such agreements and other instruments as may be necessary or desirable to effectuate the appointment of Bankers Trust Company of California, N.A. as successor Trustee and The Bank of California, N.A. as paying agent and the Company's said agent under said Indenture; and

          "FURTHER RESOLVED, that any officer of this Company is hereby authorized to accept the resignation of any such successor Trustees under the Company's Indenture dated August 1, 1986 and to appoint further successor Trustees and/or paying agents and to enter into such agreements and other instruments as may be necessary or desirable to effectuate such appointments under said Indenture hereafter.



                                        HEXCEL CORPORATION


                                             /s/ David Wong
                                        -----------------------------------
                                        David Wong, Assistant Secretary